UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 9, 2006
CBIZ, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-2769024

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
0-25890

(Commission File Number)
6050 Oak Tree Boulevard South, Suite 500
Cleveland, Ohio 44131
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s Telephone Number, Including Area Code 216-447-9000

ITEM 8.01 OTHER EVENTS.
On February 9, 2006, the Board of Directors of CBIZ, Inc. authorized the purchase of up to 5,000,000 shares of its outstanding common stock to be obtained in open market or privately negotiated purchases through March 31, 2007.
As of January 31, 2006, CBIZ had approximately 74,255,043 shares of its common stock outstanding. CBIZ’s Board of Directors believes that the repurchase plan is a prudent use of the Company’s financial resources, and that investing in its own shares is an attractive use of capital and an efficient means to provide value to CBIZ stockholders. CBIZ anticipates that it will obtain all of the funds necessary to purchase shares under the repurchase program, and to pay related fees and expenses, from operating cash flow and by borrowing under its credit facility. This authorization allows such purchases to the extent permitted under the Company’s current or any future credit facility, without further amendment.
Item 9.01(d). Exhibits
     99.1 Press Release issued by the Registrant on February 10, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBIZ, INC.

Date: February 10, 2006
/s/ MICHAEL W. GLEESPEN

Michael W. Gleespen Corporate Secretary